                                                                 Exhibit 10.26


                                    AMENDMENT
                                       OF
                           SERVICES & OPTION AGREEMENT

This Agreement is between W. Gary Suttle ("Suttle"), Monument Investors Limited Partnership ("Monument") as successor to Caroline S. Bartol and the estate of John G. Bartol ("Bartols"), and Rockford Corporation, an Arizona corporation ("Rockford"). Suttle, Monument, and Rockford agree as follows:

1     RECITALS.

      1.1 Rockford Business. Rockford manufactures and distributes high quality car and professional audio products under various brand names including "Rockford-Fosgate", "Hafler Professional", "Rockford Acoustic Designs", and "Connecting Punch".

      1.2 Prior Agreement. Suttle, Bartols, and Rockford were parties to a Services and Option Agreement, and Suttle, Monument and Rockford are parties to the Amendment and Renewal of Services and Option Agreement effective as of August 1, 1995 (the "Prior Agreement") under which Suttle holds options to purchase up to 185, 000 shares of Rockford common stock from Monument (the "Prior Options").

      1.3 Suttle Services to Rockford. Suttle has made himself available to perform certain services under the contract between Grisanti, Galef & Goldress, Inc. ("3G") and Rockford (the "Contract"), a copy of which is attached as Exhibit A. Suttle and Rockford have now agreed to end Suttles provision of services under the Contract. Instead, Rockford will employ Suttle directly under a new Employment Agreement between Suttle and Rockford (the "Employment Agreement").

      1.4 Stock Option. Monument desires to amend the Prior Options as consideration for (1) Suttle's entry into the Employment Agreement and (2)Suttle's undertaking of the obligation provided in this Agreement.

2 SUTTLE SERVICES. Suttle will serve as Director, President and CEO of Rockford (or in another capacity agreed by Suttle, Monument, and Rockford) on a "full time" basis pursuant to the terms of the Employment Agreement. In consideration of such services, the parties agree that (1) all references in the Prior Agreement to the Contract will beginning on the date of this Amendment be deemed to refer in addition to the Employment Agreement and (2) the requirements in the Prior Agreement that Suttle provide service sot Rockford under the Contract will be satisfied by Suttle's providing of service to Rockford under the Employment Agreement.

3 EXTENSION OF OPTION. Suttle's option is extended to expire on December 31, 2003 (co-terminus with the scheduled expiration of the initial term of the Employment Agreement) by replacing the words "August 31, 2002" in the text of Section 3 and in Section 3.3(a)


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      with the words "December 31, 2003." The exercise price of the options during the extended option period is established at $3.50 per share by amending the table in Section 3 to read as follows:

                  Price             Term
                  -----             ----
            $1.59 per share         on or before August 1, 1995
            $1.95 per share         on or before August 1, 1999
            $3.00 per share         on or before August 1, 2002
            $3.50 per share         on or before August 1, 2003


4 AMENDMENT. Sections 2 and 4 are deleted from the Prior Agreement and have no further effect. All other sections of the Prior Agreement, including
      Section 3 granting to Suttle the Prior Option, continue in effect without change other than the change set forth above.

5     EXECUTION AND EFFECTIVE DATE. This Amendment is effective as of January 1,
      1999.



                                    /s/
                                    -------------------------------------------
                                          W. Gary Suttle
                                          Address:    648 S. River Drive
                                                      Tempe, AZ  85281

                                    Monument Investors Limited Partnership



                                    By   /s/
                                       ----------------------------------------
                                          Timothy c. Bartol, General Partner
                                          Address:    9200 Willow Pond Lane
                                                      Potomac, MD  20854

                                    Rockford Corporation



                                    By   /s/
                                      -----------------------------------------
                                          W. Gary Suttle, President
                                          Address:    648 South River Drive
                                                      Tempe,  AZ  85281


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